Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 27, 2017, by and among John N. Kyle II, Kristina C. Bruni, King Forward, Inc., Equity Trust Co FBO John N. Kyle, Tiger Eye Licensing L.L.C., Bella Spectra Corporation, Kim Ann Dagen and Michael S. Dagen, Trustees of the Kim Ann Dagen Revocable Living Trust Agreement dated March 2, 1999, Madison Avenue Ventures LLC, Paul Donner, Reeves Callaway, Don Shalhub, Shalhub Medical Investments PA, Tipi Sha, LLC, Luis O. Suau, Irwin Podhajser, Humberto Garriga (collectively, the “Sellers”) and DTV Holding Inc., a Delaware corporation (the “Purchaser”) (each of the Sellers and the Purchaser, a “Party” to this Agreement, and collectively, the “Parties”).
RECITALS
WHEREAS, the Purchaser desires to purchase the number of shares of common stock, par value $0.01 per share (the "Common Stock") of DTV America Corporation, a Delaware corporation (the "Company") set forth on Schedule A hereto (the “Shares”) from the Sellers subject to the consent of the Federal Communications Commission (the "FCC");
WHEREAS, the Purchaser is also receiving certain voting rights to shares of Common Stock of the Company (including shares exercisable upon the exercise of options), as set forth on Schedule B attached hereto, subject to an Investor Rights Agreement as set forth as Exhibit 1 attached hereto (“Investor Rights Agreement”).
NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
SALE AND PURCHASE OF SHARES
Section 1.1    Purchase. Subject to the terms and conditions of this Agreement and, subject to and conditioned upon the satisfaction of certain conditions referenced herein, including the receipt of the approval of the FCC (the “FCC Approval”) to an application for the transfer of control of the Company (the “FCC Application”) the Sellers shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Sellers, in cash, at the Closing, free and clear of any and all Liens (as defined herein) other than Permitted Liens (as defined herein) the Shares for $1.00 per share (the "Purchase Price Per Share") for an aggregate total of Thirteen Million Two Hundred Thousand One Hundred and Fifty Eight Dollars ($13,200,158), such sale, assignment, transfer, conveyance and delivery to be effective the second business day following the receipt of FCC Approval and satisfaction or waiver of all of the conditions set forth in Article 5 hereof (the “Effective Time”).

Section 1.2    Deliverables. At the Effective Time:
(a)    each Seller will deliver to the Purchaser all of such Seller’s right, title and interest in and to such Seller's Shares by delivery of one or more certificates evidencing such Seller's Shares, endorsed to the Purchaser or accompanied by duly executed stock powers or other instrument of assignment;
(b)    the Purchaser will pay to each Seller, as aggregate consideration for such Seller's Shares, in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by such Seller to the Purchaser, an amount equal to the (i) number of such Seller's Shares, multiplied by (ii) $1.00.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLERS
Section 2.1    Representations and Warranties of the Sellers.
Each Seller hereby severally represents and warrants to the Purchaser, as of the date hereof and as of the Effective Time, as follows:
(a)    Such Seller that is not a natural person is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and such Seller has the power, authority and capacity to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby.
(b)    The execution and delivery of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated hereby (i) do not require such Seller to obtain any consent, approval, authorization, order, registration or qualification of or make any filing with any Governmental Authority (as defined below) (other than in connection with FCC Approval; and (i) except as would not have a material adverse effect on the ability of such Seller to consummate the transactions contemplated by this Agreement on the terms set forth herein or on the ability of such Seller to perform his, her or its obligations under this Agreement, do not and will not constitute or result in a breach, violation or default under (A) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, including any stock exchange or self-regulatory organization, governmental authority, arbitrator, mediator or similar body (each, a “Governmental Authority”) applicable to such Seller or (A) the terms of any agreements binding upon such Seller.
(c)    This Agreement has been duly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and by general principles of equity. Such Seller has duly taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

(d)    Such Seller is the sole owner of such Seller's Shares. Such Seller is the owner of shares of Common Stock of the Company, warrants to purchase shares of Common Stock of the Company, options to purchase shares of Common Stock of the Company and other securities convertible into shares of Common Stock of the Company as set forth opposite such Seller's name on Schedule C hereto. No person or entity has any beneficial ownership of such Seller's Shares other than such Seller. Such Seller has good and valid title to such Seller's Shares, free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, assessment, option, proxy, agreement to vote, equitable or other adverse claim (collectively, “Liens”) other than Liens existing under applicable securities laws (collectively, “Permitted Liens”), and such Seller has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of such Seller's Shares or its ownership rights in such Seller's Shares or (i) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Seller's Shares. There are no contracts, commitments, agreements, understandings or arrangements of any kind (contingent or otherwise) relating to, or granting rights in connection with, the issuance, sale, transfer or ownership of any of such Seller's Shares, other than as contemplated by this Agreement and the Tender Agreement executed by each of the Sellers with the Purchaser. The delivery of such Seller's Shares to the Purchaser pursuant to this Agreement will transfer and convey good, valid and marketable title thereto to the Purchaser, free and clear of all Liens other than Permitted Liens.
(e)    Without limiting the representations and warranties of the Purchaser in Article III, such Seller has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the transactions contemplated by this Agreement and of making an informed investment decision. Such Seller acknowledges that the Purchaser and its affiliates may be in possession of material non-public information not known to such Seller (the “Purchaser Excluded Information”). Such Seller agrees that neither the Purchaser, any of its affiliates nor the Company shall be obligated to disclose any Purchaser Excluded Information or have any liability to such Seller with respect to any such non-disclosure. Such Seller acknowledges the transactions contemplated by the Asset Purchase Agreement (as defined herein). In consideration of the receipt of the Purchase Price Per Share under this Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, such Seller for himself, herself or itself and his, her or its heirs, affiliates, representatives, successors and assigns, hereby fully waives and irrevocably releases any and all actions, suits, demands, debts, judgments, liabilities, obligations, claims and causes of action of any kind in law and equity or otherwise arising prior to the date hereof, now, or hereafter against the Purchaser, or the Company or any of their respective affiliates, subsidiaries (direct or indirect), members (direct or indirect), partners (direct or indirect), stockholders, managers, directors, officers, employees, agents and representatives including but not limited to, based upon or relating to such non-disclosure and the transactions contemplated by this Agreement and further covenant not to sue, file a claim or bring an action against the Purchaser or the Company, or any of their respective affiliates, subsidiaries (direct or indirect), members (direct or indirect), partners (direct or indirect), stockholders, managers, directors, officers, employees, agents and representatives for any loss, damage or liability arising from any and all actions, suits, demands, debts, judgments, liabilities, obligations, claims and causes of action of any kind in law and equity or otherwise arising prior to the date hereof, now or hereafter, including but not limited to the transactions contemplated hereby. Such Seller understands and agrees that the Purchase Price Per Share paid for the Shares may differ both in kind and in amount from any distributions that may in future be made in respect of such Shares, and that such distributions may consist solely of securities. In entering into this Agreement, such Seller has consulted with its own advisors and has relied solely upon its own investigation and analysis, without relying upon the Purchaser except to the extent specified in this Agreement.

(f)    Such Seller acknowledges and confirms that he, she or it is aware that the Purchaser is not making any representation or warranty to such Seller with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Purchaser, or with respect to the value of such Seller's Shares.
(g)    Except for the representations and warranties contained in this Agreement, none of the Sellers nor any other person on behalf of any of the Sellers makes any other express or implied representation or warranty with respect to any of the Sellers.
(h)    To Sellers’ knowledge, there are no facts or circumstances that would cause, under the Communications Act of 1934, as amended, and the rules and published policies of the FCC promulgated thereunder (collectively, the “Communications Laws”), the FCC to: (i) find that any Seller is not legally, financially, and otherwise qualified to be the licensee of and sell the Stations; (ii) disqualify any Seller as a transferor of the Shares of the Company; (iii) delay the FCC’s processing of the FCC Application because of such Seller’s qualifications; or (d) require a waiver of or exemption from any existing Communication Law on the part of Seller prior to obtaining the FCC Approval.
ARTICLE III
REPRESENTATION AND WARRANTIES OF JOHN N. KYLE II
Section 3.1     John N. Kyle II hereby represents and warrants to the Purchaser, as of the date hereof and as of the Effective Time, that the Company's true and correct capitalization is as follows: 30,542,581 shares of Common Stock of the Company outstanding, warrants to purchase 3,653,228 shares of Common Stock of the Company outstanding, options to purchase 3,690,000 shares of Common Stock of the Company outstanding and other securities convertible into 466,667 shares of Common Stock of the Company outstanding. Except as set forth on Schedule 3.1, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock of the Company, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of common stock or any options, warrants or other securities convertible into Common Stock of the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 4.1    Representations and Warranties of the Purchaser.
The Purchaser hereby represents and warrants to the Sellers, as of the date hereof and as of the Effective Time, as follows:
(a)    The Purchaser has the power, authority and capacity to execute and deliver this Agreement, to perform the Purchaser’s obligations hereunder and to consummate the transactions contemplated hereby.
(b)    The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby (i) do not require the Purchaser to obtain any consent, approval, authorization, order, registration or qualification of or make any filing with any Governmental Authority (other than in connection with FCC Approval); and (i) except as would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement on the terms set forth herein, do not and will not constitute or result in a breach, violation or default under (A) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any Governmental Authority applicable to the Purchaser or (A) the terms of any agreements binding upon the Purchaser.
(c)    The Purchaser is an accredited investor under the meaning of Regulation D promulgated under the Securities Act of 1933, as amended.
(d)    Without limiting the representations and warranties of the Sellers in Article II, the Purchaser has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the transactions contemplated by this Agreement and of making an informed investment decision. In entering into this Agreement, the Purchaser has consulted with its own advisors and has relied solely upon its own investigation and analysis, without relying upon the Purchaser except to the extent specified in this Agreement.
(e)    This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and by general principles of equity.
(f)    Except for the representations and warranties contained in this Agreement, neither the Purchaser nor any other person on behalf of the Purchaser makes any other express or implied representation or warranty with respect to the Purchaser or with respect to any other information provided by or on behalf of the Purchaser.

(g)    To Purchaser’s knowledge, there are no facts or circumstances that would cause, under the Communications Laws, the FCC to: (i) find that Purchaser is not legally, financially, and otherwise qualified to be the transferee of the Stations; (ii) delay the FCC’s processing of the FCC Application because of Purchaser’s qualifications; or (iii) require a waiver of or exemption from any existing Communication Law on the part of Purchaser prior to obtaining the FCC Approval.
ARTICLE V
CLOSING CONDITIONS
Section 5.1    Conditions to Obligations of Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Effective Time, of each of the following conditions:
(a)    No provision of any applicable law and no governmental order shall prohibit the consummation of the transactions contemplated by this Agreement;
(b)    The transactions contemplated by the Asset Purchase Agreement (the "Asset Purchase Agreement"), by and between Purchaser, King Forward Inc., Tiger Eye Broadcasting Corporation, Tiger Eye Licensing L.L.C. and Bella Spectra Corporation shall have been consummated;
(c)    All representations and warranties of the Sellers contained in this Agreement shall be true and complete in all material respects at and as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time except for changes contemplated by this Agreement;
(d)    The Sellers shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Effective Time.
    (e)    All consents, permits, notices, or approval of governmental authorities and other third parties necessary to consummate the transactions contemplated by this Agreement as set forth on Schedule D hereto, including the FCC Approval, shall have been obtained or granted and delivered to Purchaser without the imposition on Purchaser of any material adverse conditions.
(f)     The execution and delivery of the Investor Rights Agreement by the Company and the Sellers party thereto.
(g)     Delivery of one or more certificates evidencing each Seller's Shares, endorsed to the Purchaser or accompanied by duly executed stock powers or other instrument of assignment.
(h)     Between the date of this Agreement and Effective Time, there shall have been no Material Adverse Effect. “Material Adverse Effect” means any event, state of facts, circumstance, development, change, effect or occurrence (an “Effect”) that, individually or in the aggregate with any other Effect, has had or would reasonably be expected to have a materially adverse effect on (a) the business, properties, assets, financial (and other) condition or results of operation of the

Company or (b) the ability of a Seller to perform its obligations under this Agreement, excluding in all respects any Effects resulting from (i) conditions in the economy of the United States generally, including changes in the United States or foreign credit, debt, capital or financial markets (including changes in interest or exchange rates) or the economy of any town, city or region or country in which the Stations, only to the extent that the Effects thereof are not disparately adverse to or on the Company, conduct business, (ii) general changes or developments in the broadcast low power television industry to the extent that the Effects thereof are not disproportionately adverse to or on the Company, (iii) the execution and delivery of this Agreement, the announcement of this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby, the compliance with the terms of this Agreement or the taking of any action required by this Agreement or consented to by Purchaser, or (iv) earthquakes, hurricanes, tornadoes, natural disasters or global, national or regional political conditions, including hostilities, military actions, political instability, acts of terrorism or war or any escalation or material worsening of any such hostilities, military actions, political instability, acts of terrorism or war existing or underway as of the date hereof only to the extent that the Effect thereof is not disproportionately adverse to or on the Company or (v) the actual knowledge of the Purchaser of the information related to the Company set forth in the exhibits and schedules hereto.
(i)    The execution and delivery of the employment agreements between the Company and each of Humberto Garriga, Irwin Podhajser and Paul Donner attached hereto as Exhibits A, B and C, respectively, hereto.
(j)    The execution and delivery of the consulting agreements between the Company and each of King Forward Inc. and Bella Spectra Corporation attached hereto as Exhibits D and E, respectively.
(k)    The execution and delivery of the Non-Competition, Non-Solicitation and Non-Disparagement Agreement between the Company and each of John N. Kyle II and Kristina Bruni attached hereto as Exhibits F and G respectively.
(l)    Approval in all material respects by the appropriate governmental authority of the resolution of certain issues regarding the Company as approved by the Company's Board of Directors on May 11, 2017.
Section 5.2    Conditions to Obligations of Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Effective Time, of each of the following conditions:
(a)    No provision of any applicable law and no governmental order shall prohibit the consummation of the transactions contemplated by this Agreement;
(b)    The transactions contemplated by the Asset Purchase Agreement shall have been consummated;

(c)    All representations and warranties of the Purchaser contained in this Agreement shall be true and complete in all material respects at and as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time;
(d)    The Purchaser shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Effective Time.
    (e)    The FCC Approval shall have been obtained or granted and delivered to Purchaser without the imposition on Purchaser of any material adverse conditions.
(f)    Approval in all material respects by the appropriate governmental authority of the resolution of certain issues regarding the Company as approved by the Company's Board of Directors on May 11, 2017.
ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1    Termination. This Agreement may be terminated prior to the Effective Time as follows:
(a)    by mutual written consent of Purchaser and Sellers;
(b)    by written notice of Purchaser to Seller if any Seller:
(i)    does not perform the obligations to be performed by he, she or it under this Agreement at the Effective Time; or
(ii)    breaches in any material respect any of his, her or its representations or warranties or defaults in any material respect in the performance of any of his, her or its covenants or agreements contained in this Agreement and such breach or default is not cured within the Cure Period (defined below);
(c)    by written notice of Purchaser to Sellers:
(i)    upon the consummation by the Company of a sale of any assets of the Company on or prior to December 22, 2017; or
(ii)    upon the termination of the Asset Purchase Agreement.
(d)    by written notice of Sellers to Purchaser if Purchaser:
(i)    does not perform the obligations to be performed by it under this Agreement at the Effective Time; or

(ii)    breaches in any material respect any of its representations or warranties or defaults in any material respect in the performance of any of its covenants or agreements contained in this Agreement and such breach or default is not cured within the Cure Period;
(e)    by either Purchaser or Sellers upon written notice to the other party if the consummation of the transaction contemplated hereby shall be prohibited by a final, non-appealable order, decree or injunction of a court of competent jurisdiction; provided that the right to terminate this Agreement under this Section 6.1(d) shall not apply to any party whose action or inaction in fulfilling a material obligation under this Agreement shall have been a cause for the failure of the Closing to occur.
(f)    This Agreement shall terminate if FCC Approval is not obtained on or prior to October 31, 2017, provided that in the event that a party has filed with the FCC a formal or informal objection or other pleading that seeks to petition, delay, dismiss or in any way condition the FCC Approval submitted in connection with this Agreement or the transaction contemplated hereby, then this Agreement shall terminate if FCC Approval is not obtained on or prior to December 22, 2017.
The term “Cure Period” as used herein means a period commencing the date Buyer or Sellers receives from the other written notice of breach or default hereunder and continuing until the earlier of (i) fifteen (15) calendar days thereafter or (ii) the Effective Time.
If this Agreement is terminated in accordance with Section 6.1, this Agreement shall be of no further force and effect, without any liability on the part of any Party, except for Sections 6.3 through 6.8 and Sections 6.10 through 6.13, which shall survive the termination of this Agreement. Nothing herein shall relieve any Party of liability for a breach of any representation, warranty, agreement, covenant or other provision of this Agreement prior to the date of termination
Section 6.2    FCC Covenants. The Parties shall promptly prepare an appropriate application for the FCC Approval and shall file the FCC Application with the FCC within seven (7) Business Days of the execution of this Agreement. The cost of the FCC filing fees in connection with the FCC Application shall be borne by the Purchaser irrespective of whether the transactions contemplated by this Agreement are consummated. The Parties shall be individually responsible for their respective attorney's fees connected with the FCC Application. The Parties shall prosecute the FCC Application with all reasonable diligence and otherwise use their commercially reasonable best efforts to obtain the FCC Approval as expeditiously as practicable (including but not limited to the diligent submission of any additional information and promptly entering into, or complying with the terms of, tolling, assignment and escrow agreements on customary conditions, as necessary and requested by the FCC to facilitate the FCC Approval) and shall oppose any objections to the grant of such FCC Approval. The Parties agree to comply with any condition imposed on it by the FCC Approval, except that no party shall be required to comply with a condition if (i) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by the party of any of its representations, warranties, or covenants under this Agreement and (ii) compliance with the condition would have a material adverse effect upon the Party. The Parties shall oppose any requests for reconsideration or judicial review of the FCC Approval; provided that if the request for reconsideration or review or other challenge to the grant of such FCC Approval addresses Purchaser’s characteristics or conduct, or that of its principals, Purchaser shall be responsible for the costs of defending the FCC Application and if the request for reconsideration or review or other challenge to the grant of such FCC Approval addresses a Seller's characteristics or conduct, or that of their principals, Sellers shall be responsible for the costs of defending the FCC Application. If the Closing shall not have occurred for any reason within the original effective period of the FCC Approval, and no party shall have terminated this Agreement under Section 6.1, the Parties shall jointly request an extension of the effective period of such FCC Approval. No extension of such FCC Approval shall limit the exercise by either party of its rights under Section 6.1. The Parties shall each oppose any petition to deny or other objection filed with respect to the FCC Approval to the extent such petition or objection relates to such party. Neither Party shall take any intentional action, or intentionally fail to take any action, which would reasonably be expected to materially delay the receipt of such FCC Approval.
Section 6.3    Entire Agreement. This Agreement and the other documents and agreements executed in connection with the transactions contemplated hereby embody the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior written and contemporaneous oral agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the Parties or any of their agents, representatives or affiliates relative to such subject matter, including any term sheets, emails or draft documents.
Section 6.4    Assignment; Binding Agreement. No Party may assign this Agreement or any of its rights and obligations hereunder without the prior written consent of the other Parties. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns; provided, however, that the Purchaser may assign this Agreement or any of its rights and obligations hereunder, in whole or in part, without prior written consent of the other Parties to an affiliate of the Purchaser; provided, further, that such assignment shall not relieve the Purchaser of any obligations under this Agreement.
Section 6.5    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile or other electronic means shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such Party.
Section 6.6    Governing Law; Trial by Jury.
(a)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws of such state which refer a matter to the laws of another jurisdiction.
(b)    Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the state and federal courts located in the Borough of Manhattan, County of New York, State of New York. Each of the parties hereby irrevocably and unconditionally submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.6, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
(c)    EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
Section 6.7    No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.
Section 6.8    Amendment; Waiver. This Agreement and its terms may not be changed, amended, waived, terminated, augmented, rescinded or discharged, in whole or in part, except by a writing executed by all Parties.
Section 6.9    Further Assurances. Each Party hereby agrees to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions consistent with the terms of this Agreement as may be reasonably necessary in order to accomplish the transactions contemplated by this Agreement.
Section 6.10    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, the court making such holding is expressly authorized to modify such invalid, illegal or unenforceable provision in lieu of severing such provision from this Agreement in its entirety, whether by rewriting such provision, deleting any or all of such provision, adding additional language to this Agreement or by making any other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied in this Agreement to the maximum extent permitted by law. Should any provision of this Agreement be held by a court of competent jurisdiction to be valid, legal or enforceable only if modified, or if any portion of this Agreement shall be held as invalid, illegal or unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding on the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.
Section 6.11    Construction. The definitions given for terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any term shall include the corresponding masculine, feminine and neuter forms. The word “including” shall be deemed to be followed by the phrase “without limitation”. All references to “$” are to the lawful currency of the United States of America. The words “this Agreement”, “hereof”, “hereunder”, “herein”, “hereby” or words of similar import shall refer to this Agreement as a whole and not to a particular section, subsection, clause or other subdivision of this Agreement, unless the context otherwise requires.
Section 6.12    Specific Performance. The Parties acknowledge and agree that a Party could not be made whole by monetary damages in the event that any of the provisions of this Agreement are not performed by the other Party in accordance with their specific terms or are otherwise breached. Accordingly, the Parties agree that, in any such event, the Parties shall be entitled to seek an injunction or injunctions to specifically enforce the terms and provisions hereof in an action instituted in any court of the State of New York having subject matter jurisdiction in respect thereof, and the Parties further hereby agree to waive any requirement for the securing or posting of a bond in connection with the obtaining of such injunctive or other equitable relief.
Section 6.13    Survival. The representations and warranties contained in this Agreement shall survive for the later of (a) the four year anniversary of the Effective Time or (b) the applicable statute of limitations. The rights of the Purchaser to any remedy based on any representations, warranties, covenants or agreements set forth in this Agreement or in any document delivered with respect hereto or thereto shall not be impacted or limited by any knowledge that the Purchaser may have acquired, or could have acquired, whether before or after the Effective Time, nor by any investigation or diligence by the Purchaser. The Sellers hereby acknowledge that, regardless of any investigation made (or not made) by or on behalf of the Purchaser, and regardless of the results of any such investigation, the Purchaser has entered into this transaction in express reliance upon the representations and warranties of the Sellers made in this Agreement.
[Signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.
PURCHASER:
DTV HOLDING INC.
By: /s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer
SELLERS:
/s/ John N. Kyle II
John N. Kyle II

/s/ Kristina C. Bruni
Kristina C. Bruni

/s/ Paul Donner
Paul Donner

/s/ Reeves Callaway
Reeves Callaway

/s/ Don Shalhub
Don Shalhub

/s/ Luis O. Suau
Luis O. Suau

/s/ Irwin Podhajser
Irwin Podhajser

/s/ Humberto Garriga
Humberto Garriga

[Signature Page to Securities Purchase Agreement]

KING FORWARD, INC.

By: /s/ John N. Kyle II
Name: John N. Kyle II
Title: President
EQUITY TRUST CO FBO JOHN N. KYLE

By: /s/ John N. Kyle II
Name: John N. Kyle II
Title:
TIGER EYE LICENSING L.L.C.

By: /s/ John N. Kyle II
Name: John N. Kyle
Title: Managing Member
BELLA SPECTRA CORPORATION

By: /s/ Kristina Bruni
Name: Kristina Bruni
Title: President
KIM ANN DAGEN AND MICHAEL S. DAGEN, TRUSTEES OF THE KIM ANN DAGEN REVOCABLE LIVING TRUST AGREEMENT DATED MARCH 2, 1999

By: /s/ Michael Dagen
Name: Michael Dagen
Title: Trustee

MADISON AVENUE VENTURES

By: /s/ Sam Madison
Name: Sam Madison
Title: President

[Signature Page to Securities Purchase Agreement]

SHALHUB MEDICAL INVESTMENTS PA

By: /s/ Don Shalhub
Name: Don Shalhub
Title: Owner
TIPI SHA, LLC

By: /s/ Casey C. Peterson
Name: Casey C. Peterson
Title: Managing Member

[Signature Page to Securities Purchase Agreement]